Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2018 Incentive Award Plan, 2018 Employee Stock Purchase Plan, and the 2020 Employment Inducement Incentive Award Plan, as amended, of Unity Biotechnology, Inc. of our report dated March 15, 2023, with respect to the financial statements of Unity Biotechnology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Mateo, California

March 15, 2023